ACCESS AND SECURITY AGREEMENT


         Amcast Industrial Corporation ("Supplier") and General Motors Corporation ("GM" or the "Customer"), enter into this Access and Security Agreement (the "Agreement") on August 28, 2003.

                                    RECITALS

         A. Pursuant to certain purchase orders and/or supply contracts issued by the Customer to Supplier (collectively, the "Purchase Orders"), Supplier is obligated to manufacture and supply the Customer with the Customer's requirements for certain Component Parts (as defined below).

         B. KeyBank National Association and certain other financial institutions (collectively, with KeyBank National Association, the "Bank" or "Lender") provide substantially all of Supplier's financing.

         C. Customer has agreed to make certain accommodations to Supplier and Lender pursuant to an Accommodation Agreement dated as of the date hereof (the "Accommodation Agreement"), among the Customer, the Supplier and the Lender. It is a condition of the Accommodation Agreement that Supplier execute and deliver this Agreement with regard to each of Supplier's facilities listed on Exhibit A attached hereto.

         D. Supplier acknowledges that any delay in production of the Component Parts or default under the Purchase Orders may cause the Customer irreparable harm.

         E. The Supplier is entering into this Agreement for the benefit of Customer to afford the Customer the right to use certain of Supplier's assets as provided below if a "Default" (as defined below) occurs and to induce Customer to defer its right to resource existing business.

         BASED ON THE FOREGOING RECITALS which are incorporated as representations and warranties of the parties, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Supplier and the Customer agree as follows:

                              TERMS AND CONDITIONS

         1. Defined Terms. In addition to those terms defined elsewhere in this Agreement, the following terms have the indicated meanings, unless the context otherwise requires:

                  "Accounts" means any "account" or "chattel paper," as defined in Sections 9-102(a)(2) and 9-102(a)(11), respectively, of the Code, owned now or hereafter by Supplier, and shall also mean and include (i) all accounts receivable, contract rights, book debts, notes, drafts, instruments, documents, acceptances, payments under leases and other forms of obligations, now owned or hereafter received or acquired by or belonging or owing to Supplier (including under any trade name, styles, or division thereof) whether arising out of goods sold or leased or services rendered by Supplier or from any other transaction, whether or not the same involves the sale of goods or services by Supplier (including, without limitation, any such payment obligation or right to payment which might be characterized as an account, contract right, general intangible, or chattel paper under the Uniform Commercial Code in effect in any jurisdiction); (ii) all monies due to or to become due to Supplier under all contracts for the sale or lease of goods or the performance of services by Supplier (whether or not yet earned by performance on the part of Supplier) now in existence or hereafter arising; and (iii) deposit accounts, insurance refunds, tax refunds, tax refund claims and related cash and cash equivalents, now owned or hereafter received or acquired by or belonging or owing to Supplier.

                  "Code" means the Uniform Commercial Code as in effect in the State of Michigan as of the date of this Agreement.

                  "Component Parts" shall mean all goods to be manufactured or produced by Supplier for or sold to the Customer pursuant to the terms of the Purchase Orders.

                  "Contract Rights" means all rights of Supplier (including to payment) under each Contract (defined below).

                  "Contracts" means, collectively, any licensing agreements and any and all other contracts, supply agreements, or other agreements used in or related to the manufacture of Component Parts and in or under which Supplier may now or hereafter have any right, title, or interest and which pertain to the lease, sale, or other disposition by Supplier of Equipment, Inventory, fixtures, real property, or the right to use or acquire personal property, as any of the same may from time to time be amended, supplemented, or otherwise modified.

                  "Default" shall mean any of the following events:

                  (a) Supplier acknowledges in writing that it is unable to timely satisfy the respective delivery requirements of Component Parts of the Customer and will not be able to cure such defaults within a reasonable period of time; provided, however, that delivery requirements are consistent with (and no more onerous than) releases customarily issued by the Customer pursuant to the parties' previous course of dealing;

                  (b) A voluntary or involuntary petition under Chapter 7 of the Bankruptcy Code is filed against Supplier and the petition is not (i) dismissed within 30 days or
                           (ii) converted to a proceeding under Chapter 11 of the Bankruptcy Code within 30 days;

                  (c) Supplier makes an assignment for the benefit of creditors or a similar transfer of or action involving a material portion of the Operating Assets or real property, or a trustee, custodian or receiver is appointed over all or substantially all of Supplier's property;

                  (d) Supplier ceases to satisfy the Customer's requirements pursuant to releases issued by the Customer to Supplier so as to result in the imminent interruption of Customer's assembly operations; provided, however, that delivery requirements are consistent with (and no more onerous than) releases customarily issued by the Customer pursuant to the parties' previous course of dealing;

                  (e) Supplier fails or refuses for any reason (other than a breach by Customer) to ship or produce Component Parts, the consequence of which is a substantial likelihood that production at Customer's assembly plant is interrupted;

                  (f) Any secured or lien creditor commences a foreclosure action of its liens, security interests and/or mortgages in or against a material portion of the Operating Assets; provided, however, if such action does not interfere with Supplier's use of the Operating Assets, the commencement of such action will not constitute an Event of Default, if such action is dismissed within 30 days following its commencement; or

                  (g) An Event of Default occurs under the Accommodation Agreement.

Notwithstanding the foregoing: (i) a Default under this Agreement cannot be created or caused by the Customer's resourcing of any Component Part in violation of the terms of this Agreement, and (ii) any breach, failure to perform or delay in the manufacture, production, assembly or delivery of Component Parts beyond Supplier's reasonable control in the conduct of its business, including acts of God, fires, floods or other natural disasters, epidemics, quarantine restrictions, freight embargoes, unusually severe weather, wars, acts of terrorism and riots, shall not constitute a Default under the terms of this Agreement.

                  "Documents" means all "documents" as defined in Section 9-102(a)(30) of the Code.

                  "Equipment" means any "equipment," as that term is defined in
         Section 9-102(a)(33) of the Code, now or hereafter owned by Supplier, which is used or related to the manufacture of Component Parts, and shall also mean and include all machinery, equipment, vehicles, furnishings, and fixtures (as such terms are defined in Section 9-102(a)(41) of the Code) now owned or hereafter acquired by Supplier, including, without limitation, all items of machinery and equipment of any kind, nature and description, whether affixed to real property or not, as well as all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts), and accessories whether installed thereon or affixed thereto in each case to the extent used in or related to the manufacture of Component Parts.

                  "General Intangibles" means all "general intangibles," as such term is defined in Section 9-102(a)(42) of the Code, now or hereafter owned by Supplier, which are used in or related to the manufacture of Component Parts, including, without limitation, customer lists, rights in intellectual property, goodwill, trade names, service marks, trade secrets, patents, trademarks, copyrights, applications therefor, permits, licenses, now owned or hereafter acquired by Supplier, but excluding items described in the definition of Accounts.

                  "Instruments" means all "instruments," as defined in Section 9-102(a)(47) of the Code.

                  "Intellectual Property" means all now existing or hereafter acquired patents, trademarks, copyrights, inventions, licenses, discoveries, processes, know-how, techniques, trade secrets, designs, specifications and the like (regardless of whether such items are now patented or registered, or registerable, or patentable in the future), and all technical, engineering, or other information and knowledge, production data and drawings, in each case to the extent used in or related to the manufacture of Component Parts, including without limitation, all items, rights and property defined as Intellectual Property under 11 U.S.C. Section 101, as amended from time to time.

                  "Inventory" means any "inventory," as that term is defined in
         Section 9-102(a)(48) of the Code, wherever located, now owned or hereafter acquired by Supplier or in which Supplier now has or hereafter may acquire any right, title or interest including, without limitation, all goods and other personal property now or hereafter owned by Supplier which are leased or held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Supplier's business, or in the processing, packaging or shipping of the same, and all finished goods.

                  "Obligations" means solely the obligation to provide the Customer or its designee(s) the "Right of Access" as defined below.

                  "Operating Assets" means all assets necessary or helpful for production of Component Parts, wherever located, including Equipment, Real Estate, Contract Rights (other than Contract Rights in respect of Inventory) and General

         Intangibles, but specifically excluding any
         Accounts, Inventory, Documents, Instruments, chattel paper and Proceeds of such excluded items and proceeds of General Intangibles as defined below.

                  "Proceeds" shall have the meaning provided it under the
         Section 9-102(a)(64) of the Code and, in any event, shall include, but not be limited to: (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Supplier from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Supplier from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any Person acting under color of governmental authority): and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Real Estate" means the real property set forth on the attached Exhibit 1.

         2. Grant of Liens and Security Interests. As collateral security for the Obligations, Supplier hereby grants to the Customer a continuing security interest in the Operating Assets and Real Estate, as all are defined herein, whether now owned or hereafter acquired by Supplier, or in which Supplier now has or at any time in the future may acquire any right, title or interest ("Collateral"). Further, Supplier hereby grants the Customer permission to file on its behalf any financing statements deemed necessary by the Customer to perfect its security interest granted hereby. The security interests granted to the Customer pursuant to this Agreement to secure the Obligations shall be junior to the liens and security interests granted to Bank (and any security interests perfected before the date of this Agreement) in all respects.

         3. Right of Access

         (a) General. Upon a Default, the Customer or its agreed-upon designee(s) shall have a right, but not the obligation, to use and occupy the Operating Assets and Real Estate to manufacture Component Parts (the "Right of Access") for a period of up to 360 days ("Access Period") commencing upon the occurrence of a Default and Customer invoking its Right of Access as set forth below. Customer may invoke the Right of Access by delivering written notice to Supplier and to Lender indicating its intention to invoke the Right of Access. The Customer shall have no right to sell, transfer, or dispose of the Operating Assets or the Real Estate as part of the Right of Access or as the holder of a security interest in the Operating Assets.

         (b) The Customer's Obligations. If the Customer invokes the Right of Access for itself or its designee(s), the Customer and its designee shall:

                         (i) use such reasonable care in the custody and preservation of the Operating Assets and Real Estate as a prudent owner would use in connection with the custody and preservation of its own assets, and indemnify and hold harmless Supplier, its officers and directors, and the Bank and the owners of the Real Estate from any physical damage to property, including the Operating Assets and Real Estate, or physical injury suffered by third parties caused directly or indirectly by the Customer or its designee's use of the Operating Assets and Real Estate during the Access Period, which obligation to indemnify shall not be subject to any right of setoff or recoupment that Customer may have against Supplier;

                  (ii) indemnify, defend and hold Bank and Supplier and their respective officers, directors, employees and agents harmless from any and all costs, expenses (including reasonable attorneys' fees), losses, damages, liabilities or injury arising from claims or liabilities arising or accruing after the date of Customer's exercise of the Right of Access, regardless of when such claims are asserted, which obligation to indemnify shall not be subject to any right of setoff or recoupment that Customer may have against Supplier;

                  (iii) insure with comparable coverage, loss payees and additional insureds and maintain the Operating Assets and the Real Estate in the same condition as existed on the date the Customer exercised the Right of Access, ordinary wear and tear excepted;

                  (iv) pay the actual costs and expenses incurred in connection with the manufacturing of Component Parts during the Access Period, including, without limitation, utilities and other overhead expenses, prorated property taxes and assessments attributable to the Operating Assets and Real Estate, royalty payments under licenses with third parties, and any payments due on account of any of the Operating Assets which are leased from third parties and leased Real Estate;

                  (v) subject to the Customer's or its designee's right to use and occupy the Operating Assets and Real Estate during the Access Period, afford Supplier's representatives (and representatives of the Bank, secured creditors or mortgagees of the Operating Assets and/or Real Estate) reasonable access to inspect the Operating Assets and the Real Estate, to prepare for a liquidation of the Operating Assets and Real Estate at the end of the Access Period, and to sell any asset other than the Operating Assets and Real Estate prior to expiration of the Access Period;

                  (vi)     subject to Supplier's other customers agreeing to:
                           (a) make payment to the Customer or its designee(s) on account of its allocable share of overhead and related expenses and all direct expenses related to such other customer's production; and (b) Supplier making the necessary tangible personal property available for use during the Access Period, the Customer agrees, for itself and its designee(s), to produce parts for such other customers during the Access Period or to provide the other customers access provided such customers do not interfere with the production of Component Parts;

                  (vii) pay to the Lender monthly in advance, on account of Supplier, a use and occupancy charge for each of Supplier's facilities at which Customer exercises the Right of Access as set forth on Exhibit 3(b)(vii);

                  (viii) Within forty-five (45) days after Customer exercises the Right of Access, Customer shall cause all accounts payable existing in Customer's account payable system on the date on which the Customer exercises the Right of Access to be paid directly to Lender net of "Allowed Setoffs" (as defined in the Accommodation Agreement). Customer will exercise its commercial best efforts to reconcile any remaining accounts payable to Supplier.

                  (c) If Customer invokes its Right of Access, Supplier shall comply with the following:

                         (i) If Customer  exercises  the Right of Access (at the
                    Customer's election in its sole discretion), Supplier shall use commercially reasonable efforts to continue to employ those of its employees which the Customer determines are necessary to maintain production of Component Parts (the "Employees") and in turn lease the Employees to the Customer or the Customer's designee(s), and the Customer or its designee(s) shall reimburse Supplier for all costs and expenses relating to Supplier's employment of the Employees incurred during the Access Period. Without limiting the generality of the foregoing, the Customer or its designee(s) shall reimburse Supplier all amounts incurred by Supplier to meet its regular payroll obligations, including salaries, wages, payroll taxes, workers' compensation, unemployment insurance, disability insurance, welfare, pension and other payments and contributions required to be made by Supplier with respect to the Employees, which are incurred during the Access Period, but in no event will the Customer be liable for any costs for unfunded pension liability or other obligations relating to service prior to the time the Customer exercises the Right of Access. Notwithstanding the foregoing, under no circumstances will the Customer be responsible for reimbursing Supplier for costs and expenses relating to Supplier's employment of the Employees to the extent the Employees are performing services unrelated to the production of the Component Parts;

                  (ii) During the Access Period, Supplier shall not increase compensation or benefits of the Employees without the consent of the Customer, except as may be required by applicable law;

                  (iii) Supplier shall indemnify, defend and hold the Customer, its designee(s) and its employees and agents harmless from any and all costs, expenses (including reasonable attorneys' fees), losses, damages, liabilities or injury arising from claims or liabilities arising or accruing prior to the date of the Customer's exercise of the Right of Access, so long as such claims are asserted within the applicable statute of limitations; and

                  (iv) During the Access Period, Supplier agrees that the Customer and its designee(s) and agents and representatives shall have reasonable access to Supplier's books and records for the purposes of confirming and calculating the amounts due, if any, from the Customer under this Agreement.

         (d) Right to Terminate. The Customer shall have the absolute right to terminate the Right of Access upon twenty (20) days' written notice to Supplier and to the Lender. Upon expiration of the notice period, the Access Period will terminate (and thereafter shall not be recommenced or invoked by the Customer) and, except for the Customer's obligations under subparagraph b(i) and (ii), payment of any amounts payable under subparagraphs b(i) through (viii) above not paid as of the termination of the Access Period, and Customer ensuring that the Operating Assets and the Real Estate are left in a safe and secure state, the Customer shall have no further obligations or liabilities to Supplier on account of the Right of Access.

         (e) Specific Performance. IN CONNECTION WITH ANY ACTION OR PROCEEDING TO ENFORCE THE RIGHT OF ACCESS, SUPPLIER ACKNOWLEDGES THAT THE CUSTOMER WILL NOT HAVE AN ADEQUATE REMEDY AT LAW, THAT THE OPERATING ASSETS AND REAL ESTATE ARE UNIQUE AND THAT THE CUSTOMER SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF SUPPLIER'S OBLIGATIONS TO AFFORD THE CUSTOMER ITS RIGHT OF ACCESS UNDER THIS AGREEMENT.

         (f) Appointment of Receiver. In addition to any rights and remedies the Customer may have as a secured creditor or under the terms of this or any other agreement between the Customer and Supplier, the Customer shall have the right to the appointment of a receiver to effectuate the Right of Access. In connection with any hearing on the appointment of a receiver, Supplier agrees that at least twenty-four (24) hours' actual notice of any request for a hearing on such appointment shall be adequate notice and that the only issue to be litigated at the hearing will be whether or not a Default has occurred.

         (g) Irreparable Harm; Limitation of Notice. SUPPLIER ACKNOWLEDGES THAT THE CUSTOMER MAY SUFFER IRREPARABLE HARM IF THE CUSTOMER

INVOKES THE RIGHT OF
ACCESS AND SUPPLIER FAILS TO COOPERATE WITH THE CUSTOMER IN ALLOWING THE CUSTOMER TO EXERCISE THE RIGHT OF ACCESS UNDER THIS AGREEMENT. ACCORDINGLY, PROVIDED THAT SUPPLIER RECEIVES AT LEAST TWENTY-FOUR (24) HOURS' ACTUAL NOTICE OF ANY REQUEST FOR HEARINGS IN CONNECTION WITH PROCEEDINGS INSTITUTED BY THE CUSTOMER, SUPPLIER WAIVES, TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, THE RIGHT TO NOTICE IN EXCESS OF 24 HOURS IN CONNECTION WITH ANY JUDICIAL PROCEEDINGS INSTITUTED BY THE CUSTOMER TO ENFORCE THE RIGHT OF ACCESS.

         4. Obligation to Purchase Inventory. If the Customer elects to exercise the Right of Access, the Customer shall purchase all raw materials, work in process and finished goods inventory related to goods produced by Supplier for Customer which are usable by the Customer and in a merchantable condition at such time (collectively, the "Subject Inventory"). For purposes of this Agreement, the term "usable" means usable in the production of Component Parts in the quantities called for by the Customer's fabrication authorization and the releases issued against current Purchase Orders in effect as of the date the Customer exercises the Right of Access. The term "merchantable" as used in this Agreement means merchantable as defined in UCC ss. 2-314. The Customer may not use any Inventory of Supplier which is not purchased pursuant to this paragraph. The Customer will purchase the Subject Inventory (free and clear of all liens and security interests granted in favor of Bank) for the following amounts:

         (a)   for raw materials, 100 percent (100%) of Supplier's actual cost;

         (b) for work in process, 85 percent (85%) of the pro-rated Purchase Order price if the same were completed (with such pro-ration made on a percentage completion basis); and

         (c) for finished goods, 100 percent (100%) of the price called for by the underlying purchase order or supply contract, as amended from time to time to reflect any price increase agreed to by Supplier and the Customer.

Customer will purchase the Subject Inventory on an as needed basis. Lender and Supplier are obligated to deliver the Subject Inventory purchased by Customer to Customer free and clear of any and all liens, claims and security interests. Customer will only be obligated to purchase the Subject Inventory under this Agreement if Lender can satisfy all of the requirements of this Agreement and Customer is allowed to take possession of the Subject Inventory no later than fifteen (15) days after Customer exercises the Right of Access. For clarification, Customer agrees to pay for any freight costs associated with Customer's removal of the Subject Inventory from Supplier's premises. Supplier acknowledges that the foregoing prices to be paid for the Subject Inventory by Customer constitute commercially reasonable prices, and that any sale pursuant to the foregoing shall be deemed to be commercially reasonable in all respects, including method, time, place and terms. The parties agree that they will undertake a physical inventory as soon as reasonably practical after invocation of the Right of Access.

         5. License. Subject to subsection (a) below, Supplier hereby grants the Customer a non-exclusive worldwide, irrevocable, fully paid right and license to use any Intellectual Property necessary or helpful for the manufacture of the Component Parts for the Customer's use and/or use by third parties (the "License"). The Customer's right to use the License shall include the right to grant one or more third parties sublicenses for the manufacture of Component Parts, provided, however, that any sublicensee must satisfy the terms of this Agreement and sublicensing will have no effect on the Customer's obligations under this Agreement.

         (a) Right to Use License. Although the License is being granted to the Customer as of the date set forth above, the Customer agrees that neither it nor its sublicensees will utilize the License unless:

         Customer invokes the Right to Access (and then it will only use the License during the Access Period after which the rights granted in this paragraph 5 shall automatically expire and be of no further force and effect).

         (b) No Royalty. For all purposes, Supplier has been fully paid for the License and other rights granted to the Customer under this Agreement (except as otherwise provided in this Agreement) and (except as otherwise provided in this Agreement) no royalties, fees, payments, charges or other consideration shall be due from the Customer on account of the License or this Agreement or the Customer's (or sublicensee's) use of the License or other rights granted pursuant to this Agreement. The above is not intended to relieve the Customer in any way of payment obligations under this Agreement, or of any other payment obligations contained herein, in the Accommodation Agreement or which may otherwise exist.

         (c) Protection of Ownership. The Customer shall treat and preserve the Intellectual Property in accordance with the same practices employed by the Customer to safeguard its own intellectual property against unauthorized use and disclosure and will only use such information, data and trade secrets during the Access Period in connection with producing Component Parts. The foregoing obligations of the Customer shall not be applicable to information which is now or becomes hereafter available to the public through no action, conduct, admission or fault of the Customer. Without waiving any rights under the Purchase Orders, which rights, if any, are expressly reserved, no such sub-licensee shall have any rights respecting the continued use of intellectual property upon terminating the Access Period. The provisions of this paragraph shall survive termination of this Agreement.

         (d) Sale of Intellectual Property. Nothing contained herein shall prevent Supplier from marketing and selling the Intellectual Property subject to the rights of Customer granted under this section 5 of the Agreement.

         6. Protection of Production. Subject to its obligations under the Customer's Accommodation Agreement, the Customer shall have the unlimited right to, among other things, enter into discussions, negotiations, and agreements regarding the production of the Component Parts by any potential alternative supplier(s), including without limitation, any current or former agents, consultants, directors, employees, or officers of Supplier so long as such parties are not subject to restrictions under a noncompetition agreement.

         7. Customer's Tooling. All parties agree to be bound by the terms of
Section 13 of the Accommodation Agreement.

         8. Bankruptcy Court Approvals. In the event that bankruptcy is filed, Supplier hereby agrees that it will exercise its best efforts in good faith to obtain the Bankruptcy Court's entry of a final order under 11 U.S.C. ss. 364 or ss. 363 and ss. 105, binding on any subsequently appointed chapter 11 or chapter 7 trustee, confirming the Customer's rights under this Agreement and authorizing Supplier to enter into same.

         9. Rights of the Customer; Limitations on the Customer's Obligations. Unless the Customer exercises the Right of Access, in which case the Customer shall have the obligations as are expressly provided in this Agreement, except as provided by applicable law, the Customer shall not have any obligation or liability by reason of or arising out of this Agreement nor shall the Customer be required or obligated in any manner to perform or fulfill any of the obligations of Supplier under this Agreement.

         10. Remedies. Subject to the terms of any agreement between the Customer and the Bank, upon a Default and the expiration of any applicable cure periods, the Customer shall have all rights and remedies provided in this Agreement, in any other agreements with Supplier, and all rights and remedies available to a secured creditor under applicable law provided that the Customer's rights as a secured creditor shall be strictly limited to enforcing its Right of Access under this Agreement. The Customer shall have no right to attach, foreclose, sell or otherwise dispose of all or any portion of the Collateral and shall not have the right to recover any proceeds from the sale or other disposition of all or any portion of the Collateral. Further, in connection with the Customer's rights and remedies under this Agreement:

         (a) Supplier waives any right it may have to require the Customer to foreclose its security interests and liens and/or reduce the Obligations to a monetary sum;

         (b) If the Customer exercises the Right of Access, the Customer shall be treated as a secured party in possession and the Customer's use and occupancy of the Operating Assets will not be deemed to be acceptance of such assets in satisfaction of the Obligations; and

         (c) All of the Customer's rights and remedies under this Agreement are cumulative and not exclusive of any rights and remedies under any other agreement or under applicable law.

         11. Injunctive Relief. Given that the Customer may incur significant damages if Supplier fails to timely satisfy its obligations to the Customer and the Customer's assembly plant operations may be negatively impacted, and because the Customer does not have adequate remedy at law and would be irreparably harmed by such events, Supplier agrees that the Customer shall be entitled to injunctive relief (both prohibitive and mandatory) in connection with any Default by Supplier under this Agreement. The Customer agrees to provide the Bank notice of any proceeding seeking injunctive relief simultaneous with providing such notice to Supplier.

         12. Representations and Warranties. Supplier represents and warrants to the Customer that:

         (a) Title; No Other Security Interests. Except for the security interest granted under this Agreement to the Customer, and the liens and security interests granted to the Bank and Bank One, NA, Supplier owns the Collateral free and clear of any and all security interests or claims of others.

         (b) Addresses. Supplier's chief executive office and the location of the Collateral are set forth in paragraph 23 and shall not be changed without prior written notice to the Customer, but the Operating Assets, wherever located, are covered by this Agreement. Supplier must immediately advise the Customer in writing of any change in its name, trade name, address, or form of organization.

         (c) Trade Names. Any and all trade names under which Supplier transacts any part of its business, and all former names of Supplier, are those which have been previously disclosed to the Customer in writing.

         (d) Accuracy of Information. All information, certificates, or statements given to the Customer under this Agreement must be true and complete in all material respects, when given.

         13. Covenants. Supplier covenants and agrees with the Customer that from and after the date of this Agreement until the Obligations are paid in full:

         (a) Further Documentation. At any time and from time to time, upon the written request of the Customer, and at Supplier's sole expense, Supplier will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Customer may reasonably request for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted.

         (b) Payment of Obligations. Subject to the provisions of section 3(b)(iv) of this Agreement, Supplier will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral and the Real Estate or in respect of Supplier's income or profits, as well as all claims of any kind (including, without limitation, claims for labor, materials or supplies) against or with respect to the Collateral and Real Estate.

         (c) Sales or Dispositions of Assets; Certain Uses Prohibited. Supplier will not sell or otherwise dispose of or encumber the Operating Assets or the Real Estate, except in the ordinary course of business, without the written consent of the Customer, which consent will not be unreasonably withheld, and the Bank. Further, Supplier will not use any of the Operating Assets or the Real Estate in any way which would materially adversely affect the Customer's Right of Access or the Customer's other rights and remedies under this Agreement. Supplier acknowledges and agrees that it will be reasonable for the Customer to withhold consent if the proposed sale or encumbrance impairs, or may impair, the Customer's rights under this or any other Agreement between the Customer and Supplier.

         (d) Limitations on Modifications of Agreements, etc. Supplier will not, other than in the ordinary course of business: (i) amend, modify, terminate, or waive any provision of any Contract which might materially adversely affect the Customer's Right of Access; or (ii) fail to exercise promptly and diligently each and every right which it may have under each Contract in any manner which could materially adversely affect the Customer's Right of Access or the Customer's other rights or remedies under this Agreement.

         (e) Maintenance of Insurance. Subject to the provisions of section 3(b)(iii) of this Agreement, Supplier must, at its expense, keep and maintain the Collateral and the Real Estate insured against all risk of loss or damage from fire, theft, malicious mischief, explosion, sprinklers, and all other hazards or risks of physical damage included within the meaning of the term "extended coverage" in amounts as are ordinarily insured against by other similar businesses and shall name, in addition to Bank, the Customer as loss payee and additional insured thereon. The Customer agrees that any and all proceeds of insurance, including any Proceeds, shall be paid to Bank until such time as all of Supplier's indebtedness and other obligations to Bank have been irrevocably paid, satisfied and discharged in full.

         (f) Right of Inspection; Cooperation. In addition to any rights the Customer may have under the Purchase Orders, the Customer and its representatives shall, at Customer's expense, upon reasonable request and at reasonable times, have the right to enter into and upon any premises where any of the Collateral and the Real Estate are located for the purpose of inspecting the same, observing their use or otherwise protecting the Customer's interests therein. The Customer will take reasonable steps to maintain the confidentiality of information obtained by the Customer, except as required by law.

         (g) Notice of Default. Supplier will provide immediate notice to the Customer, by way of facsimile transmission and overnight express mail service, of its or its attorneys' or agents' receipt of any notice of default under Supplier's agreements with the Bank, or any other secured creditors including but not limited to taxing authorities. Supplier hereby grants to the Customer the option, but not the obligation, to exercise whatever rights to cure defaults that Supplier has under such agreements or by law.

         14. Secured Party and Lessor Acknowledgments.

                  (a) Supplier will obtain the Bank's acknowledgment to the rights and interests granted to the Customer under this Agreement by providing a copy of a form substantially similar to Schedule 14(a) executed by a duly authorized representative of the Bank.

                  (b) If subsequent to the execution of this Agreement, Supplier intends to grant additional or further security interests, liens or mortgages in the Collateral or the Real Estate to any party other than the Customer or the Bank, ten (10) business days prior to granting such liens, security interests, mortgages, or leaseholds, Supplier must deliver to the Customer an acknowledgment from such secured creditors, mortgagees, and/or lessees in a form substantially similar to
                  Schedule 14(a).

                  (c) Upon the request of the Customer, Supplier will deliver to the Customer acknowledgements of the lessors of leased Real Property to the Customer's rights hereunder, in a form substantially similar to Schedule 14(b) (attached).

         15. Term. The rights granted to the Customer under this Agreement shall continue as long as any Purchase Orders are in effect (exclusive of any termination of such Purchase Orders by Supplier) unless (a) the Customer has invoked the Right of Access prior to the expiration of the Purchase Orders, in which case this Agreement shall expire and the Customer shall promptly release the lien and security interest granted in paragraph 2 above, upon the earlier of
(i) the expiration of the Access Period, or (ii) when Customer's requirements under the Purchase Orders are satisfied or all of the Component Parts are resourced, or (b) upon the sale of the Operating Assets to a "Qualified Buyer" (as defined in the Accommodation Agreement) who agrees to perform the Purchase Orders on the existing terms and who can reasonably demonstrate the ability to perform such Purchase Orders.

         16. Confidential Information and Data. Without limiting the Customer's rights under this Agreement, to the extent the Operating Assets include or the Customer or its designee(s) otherwise comes into possession of or becomes aware of, Supplier's trade secrets or proprietary information during the Customer's exercise of the Right of Access, the Customer and its designee(s) must (a) keep the information, data, and trade secrets confidential; and (b) only use the information, data, and trade secrets during the Access Period in connection with producing Component Parts. The provisions of this paragraph shall survive termination of this Agreement. The Customer acknowledges and agrees that Supplier will suffer irreparable harm if the Customer or its designee(s) violate or breach their obligations under this paragraph 16. The Customer agrees that Supplier shall be entitled to injunctive relief (both prohibitive and mandatory) in connection with any violations by the Customer or its designee(s) of their obligations under this paragraph 16.

         17. Severability. Should any provision of this Agreement be held invalid, prohibited or unenforceable in any one jurisdiction it shall, as to that jurisdiction only, be ineffective to the extent of such holding without invalidating the remaining provisions of this Agreement, and any such holding does not invalidate or render unenforceable that provision in any other jurisdiction wherein it would be valid and enforceable.

         18. Authorization. The parties executing this Agreement as representatives warrant that they have the power and authority to execute this Agreement on behalf of the corporation that they represent and that their signatures bind said corporations to the terms of this Agreement.

         19. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation of this Agreement. All references to Sections, Schedules, and Exhibits are to Sections, Schedules, and Exhibits in or to this Agreement unless otherwise specified.

         20. No Waiver; Cumulative Remedies. The Customer shall not by any act, delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy under this Agreement or of any breach of the terms and conditions of this Agreement. A waiver by the Customer of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Customer would otherwise have had on a subsequent occasion. No failure to exercise nor any delay in exercising on the part of the Customer any right, power, or privilege under this Agreement, shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by any other agreements or applicable law.

         21. Waivers and Amendments; Successors and Assigns. No term or provision of this Agreement may be waived, altered, modified, or amended except by a written instrument, duly executed by Supplier, the Customer and Bank. This Agreement and all of Supplier's obligations are binding upon the successors and assigns of Supplier, and together with the rights and remedies of the Customer under this Agreement, inure to the benefit of the Customer and Bank, and their respective successors and assigns. Supplier may not assign or transfer any right or obligation under this Agreement without the prior written consent of the Customer and Bank; it being understood that the Bank has a security interest in the right, title and interest of Supplier under this Agreement

         22. Governing Law and Forum. This Agreement is made in the State of Michigan and shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan. The parties agree that the federal and state courts sitting in Wayne County, Michigan, have personal jurisdiction over the parties and that proper jurisdiction and venue for any dispute arising from or under this Agreement shall be in the federal or state courts sitting in Wayne County, Michigan.

         23. Notices All notices, requests, and other communications that are required or may be given under this Agreement must be in writing, and shall be deemed to have been given on the date of delivery, if delivered by hand, telecopy or courier, or three (3) days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section):

       If given to Supplier, sent to:     Amcast Industrial Corporation
                                          7887 Washington Village Drive
                                          Dayton, Ohio  45459
                                          Facsimile:  (937) 291-7007
                                          Attention:  Byron O. Pond

       with a copy to:                    Thompson Hine LLP
                                          3900 Key Center
                                          127 Public Square
                                          Cleveland, Ohio  44114-1291
                                          Facsimile:  (216) 566-5800
                                          Attention:  Alan R. Lepene, Esq.

       If given to GM, sent to:           General Motors Corporation
                                          30009 Van Dyke, M/C 480-206-116
                                          Warren, Michigan 48090-9025
                                          Facsimile:  (586) 575-1519
                                          Attention:  Mark W. Fischer

       with a copy to:                    Honigman Miller Schwartz and Cohn LLP
                                          2290 First National Building
                                          660 Woodward Avenue
                                          Detroit, Michigan  48226
                                          Facsimile:  (313) 465-7597
                                          Attention:  Robert B. Weiss, Esq.

       If given to Bank:                  KeyBank National Association
                                          Mail Code:  OH-01-27-0504
                                          127 Public Square
                                          Cleveland, Ohio  44114-1306
                                          Facsimile:  (216) 689-8468
                                          Attention:  Dale E. Clayton

       With a copy to:                    Porter Wright Morris & Arthur LLP
                                          925 Euclid Avenue
                                          Suite 1700
                                          Cleveland, Ohio  44115-1483
                                          Facsimile:  (216) 443-9011
                                          Attention:  Philip E. Langer, Esq.

         24. No Intended Third Party Beneficiary. The parties hereto acknowledge and agree that, other than Bank, the rights and interests of the parties under this Agreement are intended to benefit solely the parties to this Agreement. Bank is an intended beneficiary of this Agreement and may enforce the terms of this Agreement against the parties hereto.

         25. Counterparts. This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. For purposes of this Agreement, signatures obtained by facsimile shall constitute original signatures.

         26. Entire Agreement; Conflicts. This Agreement together with any other agreements and schedules executed in connection with this Agreement constitutes the entire understanding of the parties in connection with the subject matter hereof. This Agreement may not be modified, altered, or amended except by an agreement in writing signed by the Customer, Supplier and Bank. The terms and conditions of the Purchase Orders shall be unaffected by this Agreement except to the extent that an inconsistency or conflict exists between the express terms of the Purchase Orders and this Agreement in which event the terms of this Agreement shall govern and control. To the extent any term or condition of this Agreement is inconsistent or in conflict with the terms of any other agreements between the parties, the terms of this Agreement shall govern and control.

         27. CONSULTATION WITH COUNSEL. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL BEFORE EXECUTING THIS AGREEMENT AND ARE EXECUTING SUCH AGREEMENT WITHOUT DURESS OR COERCION AND WITHOUT RELIANCE ON ANY REPRESENTATIONS, WARRANTIES OR COMMITMENTS OTHER THAN THOSE REPRESENTATIONS, WARRANTIES AND COMMITMENTS SET FORTH IN THIS AGREEMENT.

         28. WAIVER OF JURY TRIAL. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

WITNESSED

                                    AMCAST INDUSTRIAL CORPORATION

___________________________         By:
                                       -------------------------------------
Name
___________________________                  Its:
                                                 ----------------------------
Name




STATE OF OHIO     )
                                      ) SS
COUNTY OF __________                                 )

         The foregoing instrument was acknowledged before me this _____ day of August 2003 by ________________, the duly authorized _______________________ of Supplier on behalf of the company.


                                  Notary Public
                                                     County, My commission
                                                     expires:

WITNESSED                                            GENERAL MOTORS CORPORATION
                                                     a Delaware corporation


__________________________         By:
                                      ---------------------------------------
Name
___________________________                 Its:
                                                -----------------------------
Name


STATE OF MICHIGAN )
                                      ) SS
COUNTY OF MACOMB  )

         The foregoing instrument was acknowledged before me this _____day of August, 2003 by ___________________________, the _____________________ of
General Motors Corporation, a Delaware corporation, on behalf of the corporation.


                                  Notary Public
                                                     ,County, Michigan

                                  My commission expires:

                                 SCHEDULE 14(a)

                           ACKNOWLEDGMENT AND CONSENT


         While not a party to the Access and Security Agreement ("Access Agreement") between General Motors Corporation (the "Customer") and Amcast Industrial Corporation ("Supplier") dated August ___, 2003, KeyBank National Association, as agent for Supplier's lending syndicate ("Bank") is a third beneficiary thereof and is party to various loan and/or security agreements with Supplier and has secured Supplier's obligations to it with all of Supplier's assets, including first liens on the Operating Assets and Real Estate. In such capacity, the Bank acknowledges, consents to, and agrees that its liens and security interests in the Operating Assets and Real Estate shall be subject to the terms and conditions of the Access Agreement; but Bank's liens shall not be subordinate to any liens or security interests granted to Customer under the Access Agreement. The fact that the Bank is executing this Acknowledgment and Consent shall not in any way make it a guarantor or surety for Supplier's performance under the Access Agreement. Further, subject to the Access Agreement, the Bank reserves its rights under its agreements with Supplier and applicable law.


WITNESSED:

___________________________          By:
                                        -------------------------------------
Name
___________________________          Name:
                                          ------------------------------------
Name
                                     Title:
                                           -----------------------------------

                                     Date:  August ___, 2003

                                 SCHEDULE 14(b)
                                    LESSOR'S
                           ACKNOWLEDGMENT AND CONSENT

         While not a party to the Access and Security Agreement ("Access Agreement") between General Motors Corporation (the "Customer") and Amcast Industrial Corporation ("Supplier") dated August __, 2003 the undersigned leases certain real estate and/or equipment to Supplier and, in such capacity, the undersigned acknowledges, consents to, and agrees with, and agrees to be bound by, the terms and conditions of the foregoing Agreement, including the Customer's right to use the Operating Assets and the Real Estate during Access Period.


                                 -----------------------------------
                                 Name of Lessor

                                 Dated:  August __, 2003

                            EXHIBIT 1 - REAL PROPERTY

                                EXHIBIT 3(b)(vii)


                  Facility                    Monthly Fee
                  ---------                  -------------

                  Gas City                    $193,000

                  Fremont                     $100,000

                  Wapakoneta                  $171,000

                  Richmond                    $140,000

                  CTC (Franklin)              $107,000

                                                                              23



DET_C\548749.6